[AMKOR TECHNOLOGY LOGO]                                            News Release

                    AMKOR REPORTS FIRST QUARTER 2003 RESULTS

CHANDLER, AZ. - April 29, 2003 -- Amkor Technology, Inc. (Nasdaq: AMKR) reported first quarter sales of $343 million, down 8% sequentially and up 19% over the first quarter of 2002. Amkor's first quarter net income was $14.5 million, or $0.09 per share, compared with a loss of $188 million, or ($1.15) per share, in the first quarter of 2002.

The results of the company's wafer fabrication services business, which was sold on February 28, 2003, have been reported separately as discontinued operations and include a net gain of $52 million in connection with the sale of that business. Prior period results have been restated to present the wafer fabrication services business as discontinued operations.

Amkor's first quarter loss from continuing operations was $40 million, or ($0.24) per share, compared with a loss of $190 million, or ($1.17) per share in the first quarter of last year. First quarter 2002 results included a loss of $97 million, or ($0.59) per share, on impairment of equity investment in ASI.

First quarter revenue was slightly ahead of guidance, and gross margin exceeded the company's expectations. Gross margin rose to 13.6% from negative 6.8% in the year-ago period, due in part to lower levels of depreciation, ongoing cost efficiency programs, and higher utilization of assembly and test assets used to support advanced packages. The reduced depreciation reflects the impact of the fixed asset impairment recorded in the second quarter of 2002 and the change in estimated useful lives of certain assembly equipment from four years to seven years effective with the fourth quarter of 2002.

"During the quarter we achieved several important strategic objectives designed to increase liquidity and focus management resources on our core business," said James Kim, Amkor's chairman and chief executive officer. "In February we completed the sale of our wafer fabrication services business for $62 million. We also continued to monetize our investment in ASI, selling an additional seven million shares in March, which reduced our ownership interest to 19.7 million shares, or 16% of ASI's voting stock. As of March 24 we ceased accounting for our investment in ASI under the equity method and now account for this investment as a marketable security. We intend to further monetize this investment."

"Our first quarter revenue reflected seasonally weak demand and a conservative manufacturing posture among companies in the electronics supply chain," said John Boruch, Amkor's president and chief operating officer. "Our primary goals for 2003 are to prepare our operations for profitable growth and execute on an increasing number of customer program wins."
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Amkor Reports First Quarter 2003 Results

"Our customers' forecasts have begun to trend upward from the seasonally slow first quarter," said Boruch. "During the downturn design engineers have focused on incorporating more functionality and higher levels of performance in their end products. These efforts are driving increased reliance on advanced packaging solutions such as flip chip, system in package, stacked chips, image sensing, MEMS, and MicroLeadFrame(TM), all of which fall into our core competency."

"First quarter gross margin of 13.6% was better than we expected and reflects ongoing efforts to manage costs and enhance operating efficiencies," said Ken Joyce, Amkor's chief financial officer. "Looking back over the past several quarters, we have made excellent progress streamlining our manufacturing organization in support of our expected return to bottom line profitability during the second half of this year."

"We continue to improve our financial liquidity," noted Joyce. "Our cash balance increased to $351 million on March 31, reflecting positive cash flow from operations, completion of sale of our wafer fabrication services business, and the sale of additional shares of ASI. Early in the second quarter we refinanced our secured credit facility on more favorable terms, which is a strong vote of confidence from our lenders. The new $200 million credit facility replaces the previous $197 credit facility and will have no significant principal amortization until June 30, 2005.

Selected operating data for the first quarter of 2003 is included on a separate page of this release.

BUSINESS OUTLOOK

Our customers' long-range forecasts have generally been building since the beginning of the year. On the basis of these forecasts we have the following expectations for the second quarter:

      -     Revenue increase of around 10%.

      -     Gross margin of around 19%.

      -     Net loss of around 12 cents per share.

Our capital budget for 2003 has been increased to $150 million. During the year we expect to accelerate our purchases of fine pitch wire bonders, testers and related equipment in response to strengthening customer demand for advanced assembly and test solutions. Given this scenario, we expect second quarter capex to exceed $50 million.

We will resume the recognition of deferred tax assets when Amkor returns to profitability. We anticipate recognizing approximately $4 million per quarter in foreign tax expense for the remainder of 2003. At March 31, 2003 our company had U.S. net operating losses totaling $335 million expiring between 2021 and 2022. Additionally, at March 31, 2003 we had $50 million of non-U.S. net operating losses available for carryforward, expiring between 2003 and 2012.

Amkor will hold a conference call on April 29, 2003 at 5:00 p.m. eastern time to discuss the results of the first quarter in more detail. The call will be webcast and can be accessed through the investor relations page of our web site: www.amkor.com/ir as well as through CCBN's website, www.companyboardroom.com. An archive of the webcast can be accessed through the
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Amkor Reports First Quarter 2003 Results

same links and will be available until the company's next quarterly earnings conference call. An audio replay of the call will be available for 48 hours following the conference call by dialing 303-590-3000, passcode: 534350.

Amkor is the world's largest provider of contract semiconductor assembly and test services. The company offers semiconductor companies and electronics OEMs a complete set of microelectronic design and manufacturing services. More information on Amkor is available from the company's SEC filings and on Amkor's web site: www.amkor.com.

The statements by James Kim, John Boruch and Ken Joyce, and the above statements contained in our Business Outlook, are forward-looking statements that involve a number of risks and uncertainties. Factors that could affect future operating results and cause actual results to vary materially from historical and expected results include, but are not limited to: the highly unpredictable nature of the semiconductor industry; volatility of consumer demand for products incorporating our semiconductor packages; worldwide economic effects of terrorist attacks, military conflict in the Middle East and potential military conflict in Asia; potential effects of business disruption caused by SARS; competitive pricing and declines in average selling prices; reliance on a small group of principal customers; timing and volume of orders relative to the production capacity; availability of manufacturing capacity and fluctuations in manufacturing yields; availability of financing; competition; dependence on international operations and sales; dependence on raw material and equipment suppliers; exchange rate fluctuations; dependence on key personnel; difficulties in managing growth; enforcement of intellectual property rights; and environmental regulations.

Further information on risk factors that could affect the outcome of the events set forth in these statements and that could affect the company's operating results and financial condition is detailed in the company's filings with the Securities and Exchange Commission, including the Report on Form 10-K for the fiscal year ended December 31, 2002.

Contact:
          Jeffrey Luth
          VP Corporate Communications
          480-821-2408 ext. 5130
          jluth@amkor.com

Amkor Reports First Quarter 2003 Results

Selected operating data for the first quarter of 2003

-     Capital expenditures:                       $17 million

-     Depreciation and amortization:              $58 million

-     EBITDA:                                     $52 million *

      * Please refer to attached page for a reconciliation of EBITDA to the most directly comparable GAAP measure

- End market distribution (an approximation based on a sampling of programs with our largest customers)

      -     Communications:                       40%

      -     Computing                             25%

      -     Consumer                              20%

      -     Other                                 15%

- Combined assembly & test capacity utilization (based on front-of-line capacity) was approximately 60%.

- Assembly average selling price (calculated on a per pin basis) declined approximately 1% from Q4 2002.

-     Assembly unit shipments were 1.14 billion, down 7% from Q4 2002.

-     Units as a percentage of assembly revenue:

      -     Advanced packages                     75%

      -     Traditional packages                  25%

-     Test revenue as a proportion of total revenue was approximately 8%.



                               (tables to follow)

Amkor Reports First Quarter 2003 Results

                             AMKOR TECHNOLOGY, INC.
                  RECONCILIATION OF EBITDA AND FREE CASH FLOW
                                 (in thousands)

                                                                                  FOR THE THREE MONTHS ENDED
                                                                                           MARCH 31,
                                                                                --------------------------------
                                                                                     2003               2002
                                                                                 (unaudited)         (unaudited)
                                                                                 -----------         -----------
EBITDA (1) RECONCILIATION:

Loss before income taxes, equity in loss of investees, loss on impairment
       of equity investment, minority interest and discontinued operations:        $(40,728)          $(113,818)
           Depreciation and amortization                                             57,793              93,653
           Foreign currency (gain)/loss                                                (925)              1,998
           Interest expense, net                                                     35,862              36,185
           Loss on disposal of assets                                                    69               1,674
                                                                                   --------           ---------
EBITDA from continuing operations                                                  $ 52,071           $  19,692
                                                                                   ========           =========


FREE CASH FLOW (2) RECONCILIATION:

Net cash provided (used) by continuing operating activities                        $ 29,464           $ (19,341)
           Purchases of property, plant and equipment, net                          (16,057)            (22,247)
                                                                                   --------           ---------
Free cash flow from continuing operations                                          $ 13,407           $ (41,588)
                                                                                   ========           =========





(1) Earnings before interest, taxes, depreciation and amortization ("EBITDA") is defined as loss before income taxes, equity in loss of investees, loss on impairment of equity investment, minority interest, discontinued operations, depreciation and amortization, net foreign currency, net interest expense and loss on disposal of assets. EBITDA is not defined by generally accepted accounting principles, and our definition of EBITDA may not be comparable to similar companies.

(2) Free cash flow from continuing operations is defined as net cash from continuing operating activities less purchases of property, plant and equipment, net. Free cash flow is not defined by generally accepted accounting principles, and our definition of free cash flow may not be comparable to similar companies.

Amkor Reports First Quarter 2003 Results

                             AMKOR TECHNOLOGY, INC.
                       CONSOLIDATED STATEMENTS OF INCOME
                     (in thousands, except per share data)


                                                                                           FOR THE THREE MONTHS ENDED
                                                                                                    MARCH 31,
                                                                                        -------------------------------
                                                                                           2003                2002
                                                                                           ----                ----
                                                                                        (unaudited)         (unaudited)

Net revenues                                                                             $ 343,131           $ 288,955
Cost of revenues                                                                           296,562             308,478
                                                                                         ---------           ---------
Gross profit (loss)                                                                         46,569             (19,523)
                                                                                         ---------           ---------
Operating expenses:
Selling, general and administrative                                                         42,544              45,540
Research and development                                                                     6,488               8,144
Loss on disposal of assets                                                                      69               1,674
Amortization of acquired intangibles                                                         2,030               1,252
                                                                                         ---------           ---------
Total operating expenses                                                                    51,131              56,610
                                                                                         ---------           ---------
Operating loss                                                                              (4,562)            (76,133)
                                                                                         ---------           ---------
Other (income) expense:
Interest expense, net                                                                       35,862              36,185
Foreign currency (gain) loss                                                                  (925)              1,998
Other (income) expense, net                                                                  1,229                (498)
                                                                                         ---------           ---------
Total other expense                                                                         36,166              37,685
                                                                                         ---------           ---------
Loss before income taxes, equity in loss of investees, loss on impairment
  of equity investment, minority interest and discontinued operations                      (40,728)           (113,818)
Equity in loss of investees                                                                 (3,628)             (2,094)
Loss on impairment of equity investment                                                       --               (96,576)
Minority interest gain (loss)                                                                  149              (1,753)
                                                                                         ---------           ---------
Loss from continuing operations before income taxes                                        (44,207)           (214,241)
                                                                                         ---------           ---------
Income tax benefit                                                                          (4,177)            (24,104)
                                                                                         ---------           ---------
Loss from continuing operations                                                            (40,030)           (190,137)
                                                                                         ---------           ---------

Discontinued operations:
    Income from wafer fabrication services business, net of tax of $419 and $1,553           3,047               2,329
    Gain on sale of wafer fabrication services business, net of tax $7,081 and $-0-         51,519                --
                                                                                         ---------           ---------
    Income from discontinued operations                                                     54,566               2,329
                                                                                         ---------           ---------
Net income (loss)                                                                        $  14,536           $(187,808)
                                                                                         =========           =========

Per Share Data:
    Basic and diluted loss per common share from continuing operations                   $   (0.24)          $   (1.17)
    Basic and diluted income per common share from discontinued operations                    0.33                0.02
                                                                                         ---------           ---------
    Net income (loss) per common share                                                   $    0.09           $   (1.15)
                                                                                         =========           =========
Shares used in computing basic and diluted net (loss) income per common share              165,156             162,766
                                                                                         =========           =========

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Amkor Reports First Quarter 2003 Results

                             AMKOR TECHNOLOGY, INC.
                          CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                                                    March 31,          December 31,
                                                                                      2003                 2002
                                                                                  (unaudited)
Assets
Current assets:
   Cash and cash equivalents                                                     $   351,485           $   311,249
   Accounts receivable --
     Trade, net of allowance for doubtful accounts of $6,938 and $7,122              213,573               234,056
     Due from affiliates                                                                 152                   298
      Other                                                                            7,132                 8,234
   Inventories                                                                        68,433                72,121
   Other current assets                                                               69,194                48,661
                                                                                 -----------           -----------
           Total current assets                                                      709,969               674,619
                                                                                 -----------           -----------
Property, plant and equipment, net                                                   926,581               966,338
                                                                                 -----------           -----------
Investments                                                                           55,166                83,235
                                                                                 -----------           -----------
Other assets:
     Due from affiliates                                                              20,855                20,852
     Goodwill                                                                        628,147               628,099
     Acquired intangibles                                                             43,055                45,033
     Other                                                                            89,815               114,178
Assets of discontinued operations                                                      5,086                25,630
                                                                                 -----------           -----------
           Total other assets                                                        786,958               833,792
                                                                                 -----------           -----------
           Total assets                                                          $ 2,478,674           $ 2,557,984
                                                                                 ===========           ===========

Liabilities and Stockholders' Equity
Current liabilities:

     Bank overdraft                                                              $     5,183           $     4,633
     Short-term borrowings and current portion of long-term debt                      76,876                71,023
     Trade accounts payable                                                          146,982               180,999
     Due to affiliates                                                                18,122                70,243
     Accrued expenses                                                                188,131               184,223
                                                                                 -----------           -----------
           Total current liabilities                                                 435,294               511,121
Long-term debt                                                                     1,723,370             1,737,690
Other noncurrent liabilities                                                          69,203                67,661
                                                                                 -----------           -----------
           Total liabilities                                                       2,227,867             2,316,472
                                                                                 -----------           -----------
Minority Interest                                                                      9,996                10,145

Stockholders' equity:
     Common stock                                                                        166                   166
     Additional paid-in capital                                                    1,170,227             1,170,227
     Accumulated deficit                                                            (919,198)             (933,734)
     Receivable from stockholder                                                      (2,887)               (2,887)
     Accumulated other comprehensive losses                                           (7,497)               (2,405)
                                                                                 -----------           -----------
           Total stockholders' equity                                                240,811               231,367
                                                                                 -----------           -----------
           Total liabilities and stockholders' equity                            $ 2,478,674           $ 2,557,984
                                                                                 ===========           ===========

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Amkor Reports First Quarter 2003 Results

                             AMKOR TECHNOLOGY, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                                   FOR THE THREE MONTHS ENDED
                                                                                                            MARCH 31,
                                                                                                 -----------------------------
                                                                                                    2003                2002
                                                                                                           (UNAUDITED)
                                                                                                 -----------------------------
Cash flows from continuing operating activities:
    Loss from continuing operations                                                              $ (40,030)          $(190,137)
    Depreciation and amortization                                                                   57,793              93,653
    Equity in loss of investees                                                                      3,628               2,094
    Loss on impairment of equity investment                                                           --                96,576
    Other adjustments to reconcile loss to net cash provided by operating activities                 4,186             (13,190)
    Changes in assets and liabilities excluding effects of acquisitions                              3,887              (8,337)
                                                                                                 ---------           ---------
        Net cash provided by (used in) operating activities                                         29,464             (19,341)
                                                                                                 ---------           ---------

Cash flows from investing activities:

    Purchases of property, plant and equipment, net                                                (16,057)            (22,247)
    Other investing activities                                                                      12,764                 (70)
                                                                                                 ---------           ---------
        Net cash used in investing activities                                                       (3,293)            (22,317)
                                                                                                 ---------           ---------
Cash flows provided by (used in) financing activities                                               (7,867)              5,240
                                                                                                 ---------           ---------
Effect of exchange rate fluctuations on cash and cash equivalents related to continuing               (207)              1,783
operations
                                                                                                 ---------           ---------
Cash flows provided by discontinued operations                                                      22,139               9,859
                                                                                                 ---------           ---------
Net increase (decrease) in cash and cash equivalents                                                40,236             (24,776)
Cash and cash equivalents, beginning of period                                                     311,249             200,057
                                                                                                 ---------           ---------
Cash and cash equivalents, end of period                                                         $ 351,485           $ 175,281
                                                                                                 =========           =========

Supplemental disclosures of cash flow information:
Cash paid during the period for:

      Interest                                                                                   $  31,390           $  31,289
      Income taxes                                                                               $   4,028           $   4,331

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